UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 14, 2015, Southern Power Company (the “Company”) entered into Underwriting Agreements covering the issue and sale of $350,000,000 aggregate principal amount of its Series 2015A 1.500% Senior Notes due June 1, 2018 (the “Series 2015A Senior Notes”) and $300,000,000 aggregate principal amount of its Series 2015B 2.375% Senior Notes due June 1, 2020 (the “Series 2015B Senior Notes”). Both the Series 2015A Senior Notes and the Series 2015B Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-184850) of the Company.
Item 9.01.    Financial Statements and Exhibits.
(c) Exhibits

1.2(a)
Underwriting Agreement relating to the Series 2015A Senior Notes, dated May 14, 2015, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto.

1.2(b)
Underwriting Agreement relating to the Series 2015B Senior Notes, dated May 14, 2015, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto.

4.4(a)	Sixth Supplemental Indenture to Senior Note Indenture dated as of May 20, 2015, providing for the issuance of the Series 2015A Senior Notes.

4.4(b)	Seventh Supplemental Indenture to Senior Note Indenture dated as of May 20, 2015, providing for the issuance of the Series 2015B Senior Notes.

4.5(a)	Form of the Series 2015A Senior Note (included in Exhibit 4.4(a) above).

4.5(b)	Form of the Series 2015B Senior Note (included in Exhibit 4.4(b) above).

5.1(a)	Opinion of Troutman Sanders LLP relating to the Series 2015A Senior Notes.

5.1(b)	Opinion of Troutman Sanders LLP relating to the Series 2015B Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary